Exhibit 99.1

Silo Pharma Appoints Crypto Infrastructure Pioneer Corwin Yu to Launch Institutional Bitcoin, Ethereum and Solana Treasury Platform

Targeting Multi-Chain Digital Asset Growth and Decentralized Finance (DeFi) Integration

SARASOTA, FL, Aug. 05, 2025 (GLOBE NEWSWIRE) -- Silo Pharma, Inc. (Nasdaq: SILO), today announced the launch of a cryptocurrency treasury strategy which is expected to focus on leading digital assets, including Bitcoin, Ethereum, and Solana. The Company intends to make opportunistic purchases of digital currencies following launch and to leverage staking to generate yield while also focusing on capital preservation and token appreciation. Expanded implementation of this strategy is anticipated to be based on available capital and market conditions. Silo has appointed digital asset tech pioneer, Corwin Yu, as the first member of its newly formed Crypto Advisory Board to lead this new strategy. To further this initiative, Silo has recently acquired market intelligence technology powered by artificial intelligence, equipping the team with real-time insights to potentially drive smarter, faster decision-making.

“With the recent rise of successful cryptocurrency treasury allocations, and increasing capital inflows to digital assets, we believe there is an opportunity to potentially create and unlock long-term value for Silo’s stockholders, starting now,” said Silo CEO Eric Weisblum. “We believe that we are fortunate to appoint Corwin Yu as our lead strategic advisor and head of a newly formed three-member advisory board overseeing our crypto treasury strategy, with 2 other members to be appointed in the future.”

Corwin Yu is a senior technology and trading executive with over 20 years of experience building and managing mission-critical systems for institutional finance. Mr. Yu currently serves as Global Head of Digital Assets at fintech company TSImagine, and previously he was the founding Chief Technology Officer of MARKTS, one of the first institutional crypto trading platforms. In addition to these leadership roles, his prior experience spanned PIMCO, Credit Suisse, hedge funds and digital asset firms. As a proven leader in cryptocurrency trading infrastructure, fund management, and regulatory compliance, Mr. Yu has an extensive background in deploying scalable cloud-native platforms and overseeing cross-asset trading strategies. His track record includes founding and scaling digital asset trading platforms, managing global engineering and DevOps teams, and delivering secure and compliant crypto custody and treasury solutions.

“Alongside our launching of a digital asset treasury strategy, we remain deeply committed to our core biopharmaceutical enterprise focused on innovative therapeutics for underserved conditions,” Mr. Weisblum continued. “Our lead asset, PTSD drug SPC-15, is completing final studies before submitting an FDA investigational new drug (IND) application, and if such IND is approved we would look to commence a first-in-human Phase 1 clinical trial.”

About Silo Pharma

Silo Pharma is a diversified developmental-stage biopharmaceutical and cryptocurrency treasury company. Its therapeutic focus is on addressing underserved conditions, including stress-induced psychiatric disorders, chronic pain, and central nervous system (CNS) diseases. The Company’s portfolio includes innovative programs such as SPC-15 for PTSD, SP-26 for fibromyalgia and chronic pain, and preclinical assets targeting Alzheimer’s disease and multiple sclerosis. Silo’s research is conducted in collaboration with leading universities and laboratories.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Silo Pharma, Inc. (“Silo” or “the Company”) to differ materially from the results expressed or implied by such statements, including changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this press release, whether as a result of new information, future events, or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

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